Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the Incorporation by reference in the Registration Statement on Form S-8 (No. 333-00000) of Conversion Services International, Inc. and Subsidiaries of our report dated April 8, 2005 relating to the consolidated financial statements which appears in this Form 10-KSB/A Amendment No. 2.

/s/ Friedman LLP

East Hanover, New Jersey
November 20, 2005